Exhibit 99.1

Vertex Energy, Inc. to Begin Trading on the NASDAQ Capital Market

Vertex Energy, Inc. (NASDAQ: VTNR) (the “Company” or “Vertex Energy”), an environmental services company that recycles industrial waste streams and off-specification commercial chemical products, announced today that it has received confirmation that its application to list the Company's common stock on the NASDAQ Capital Market has been approved by the NASDAQ Stock Market, a unit of the NASDAQ OMX Group. The Company’s common stock is expected to begin trading on the NASDAQ Capital Market effective Wednesday, February 13, 2013, under its current trading symbol "VTNR." The Company’s common stock previously traded on the OTCBB market.

Benjamin P. Cowart, CEO of Vertex Energy, Inc., stated that "Up-listing to the NASDAQ Capital Market is a major milestone for our Company. We believe a NASDAQ listing will provide us greater visibility in the marketplace, help to expand our shareholder base, provide us better liquidity and more efficiency in the trading of our common stock, and ultimately contribute to increased shareholder value. As we continue the integration of our recent acquisition of Vertex Holdings, we believe that this step confirms the Company's dedication to creating value in 2013 and beyond."

ABOUT VERTEX ENERGY, INC.

Vertex Energy, Inc. (NASDAQ:VTNR), is a leading environmental services company that recycles industrial waste streams and off-specification commercial chemical products. Its primary focus is recycling used motor oil and other petroleum by-product streams. Vertex Energy purchases these streams from an established network of local and regional collectors and generators. The Company also manages the transport, storage and delivery of the aggregated feedstock and product streams to end users, and manages the re-refining of a portion of its aggregated petroleum streams in order to sell them as higher-value end products. Vertex Energy sells its aggregated petroleum streams as feedstock to other re-refineries and fuel blenders or as replacement fuel for use in industrial burners. The re-refining of used motor oil that Vertex Energy manages takes place at the Company’s facility, which uses a proprietary Thermal Chemical Extraction Process ("TCEP") technology. Based in Houston, Texas, Vertex Energy also has offices in Georgia and California. More information on the Company can be found at www.vertexenergy.com.

This press release may contain forward-looking statements, including information about management's view of Vertex Energy's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the "Act").In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act.Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements.These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements.These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks.Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy's future results.The forward-looking statements included in this press release are made only as of the date hereof.Vertex Energy cannot guarantee future results, levels of activity, performance or achievements.Accordingly, you should not place undue reliance on these forward-looking statements.Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

Contact:

Porter, LeVay & Rose, Inc.
Marlon Nurse, 212-564-4700
SVP – Investor Relations

or

Vertex Energy, Inc.
Matthew Lieb, 310-230-5450
Chief Operating Officer